      As filed with the Securities and Exchange Commission on June 4, 1999

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                                           74-1790172
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

        5803 GLENMONT DRIVE
          HOUSTON, TEXAS                                          77081
(Address of Principal Executive Offices)                        (Zip Code)


          THE MEN'S WEARHOUSE, INC. 1998 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                                 DAVID H. EDWAB
                            40650 ENCYCLOPEDIA CIRCLE
                         FREMONT, CALIFORNIA 94538-2453
                     (Name and address of agent for service)

                                 (510) 657-9821
          (Telephone number, including area code, of agent for service)


                              --------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5100
                          ATTENTION: MICHAEL W. CONLON

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
   TO BE REGISTERED         BE REGISTERED        PRICE PER UNIT(2)           PRICE(2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par value        750,000 shares(1)            $26.00             $19,500,000.00            $5,421.00
==================================================================================================================

(1) Represents shares added to the 1998 Key Employee Stock Option Plan (the "1998 Plan") by amendment dated May 27, 1999. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 1998 Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the Nasdaq National Market on June 1, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-72549, the "Earlier Registration Statement") relating to The Men's Wearhouse, Inc. 1998 Key Employee Stock Option Plan (the "1998 Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


ITEM 8.           EXHIBITS

                  4.1      -  First Amendment to The Men's Wearhouse, Inc. 1998
                              Key Employee Stock Option Plan.

                  5.1      -  Opinion of Fulbright & Jaworski L.L.P.

                  23.1     -  Consent of Fulbright & Jaworski L.L.P. (included
                              in Exhibit 5.1).

                  23.2     -  Consent of Deloitte & Touche LLP.

                  24.1     -  Powers of Attorney from certain members of the
                              Board of Directors of the Company (contained on page II-3).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 4, 1999.

                                            THE MEN'S WEARHOUSE, INC.


                                            By:      /s/ GEORGE ZIMMER
                                               --------------------------------
                                                         George Zimmer
                                                  Chairman of the Board and
                                                   Chief Executive Officer
                                                 (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Zimmer, David Edwab and Gary G. Ckodre, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                            Title                                    Date
                 ---------                                            -----                                    -----

             /s/ GEORGE ZIMMER                   Chairman of the Board, Chief Executive Officer            June 4, 1999
----------------------------------------                          and Director
               George Zimmer                             (Principal Executive Officer)


              /s/ DAVID EDWAB                                President and Director                        June 4, 1999
----------------------------------------
                David Edwab

            /s/ GARY G. CKODRE                   Vice President-Finance and Principal Financial            June 4, 1999
----------------------------------------         and Accounting Officer (Principal Financial and
              Gary G. Ckodre                                    Accounting Officer)


          /s/ RICHARD E. GOLDMAN                      Executive Vice President and Director                June 4, 1999
----------------------------------------
            Richard E. Goldman

           /s/ ROBERT E. ZIMMER                 Senior Vice President - Real Estate and Director           June 4, 1999
----------------------------------------
             Robert E. Zimmer

            /s/ JAMES E. ZIMMER                     Senior Vice President - Merchandising and              June 4, 1999
----------------------------------------                              Director
              James E. Zimmer

             /s/ HARRY M. LEVY                       Executive Vice President - Planning and               June 4, 1999
----------------------------------------                       Systems and Director
               Harry M. Levy

         /s/ STEPHEN H. GREENSPAN                Chief Executive Officer - Value Priced Clothing           June 4, 1999
----------------------------------------                       Division and Director
           Stephen H. Greenspan




          /s/ RINALDO S. BRUTOCO                                    Director                               June 4, 1999
----------------------------------------
            Rinaldo S. Brutoco

            /s/ MICHAEL L. RAY                                      Director                               June 4, 1999
----------------------------------------
              Michael L. Ray

           /s/ SHELDON I. STEIN                                     Director                               June 4, 1999
----------------------------------------
             Sheldon I. Stein

                                INDEX TO EXHIBITS


    Exhibit
    Number      Description
   ---------    -----------
     4.1        First Amendment to The Men's Wearhouse, Inc. 1998 Key Employee Stock
                Option Plan.

     5.1        Opinion of Fulbright & Jaworski L.L.P.

     23.1       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     23.2       Consent of Deloitte & Touche LLP.

     24.1       Powers of Attorney from certain members of the Board of Directors of the
                Company (contained on page II-3).